Exhibit 10.2

SILVER HORN MINING LTD.

SUPPLEMENT NO. 1

TO

SUBSCRIPTION AGREEMENT

Silver Horn Mining Ltd., a Delaware corporation (the “Company”) is currently contemplating a private placement (the “Offering”) of a minimum of five hundred thousand dollars ($500,000) and a maximum of 2.5 million dollars ($2,500,000) of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.05 per share.  This Supplement No. 1, dated as of May 17, 2011 (the “Supplement”), amends and supplements certain information contained in the Subscription Agreement (the “Agreement”) previously executed by the undersigned and the Company in connection with the Offering.  The Agreement and the Supplement are collectively referred to herein as the “Offering Documents”.  Please read this Supplement carefully. Any statement contained in the Agreement, including any statement made in any exhibit thereto, will be deemed to be modified and superseded to the extent set forth herein and as supplemented hereby.  To the extent that any information in a future supplement is inconsistent with the terms set forth herein, the information in any later supplement shall take precedence over any prior inconsistent information.

The purpose of this Supplement is to: (i) disclose the new minimum number of shares of Common Stock to be sold in the Offering, (ii) describe the Company’s new business and disclose its new trading symbol, (iii) disclose the appointment of a new Chairman and Chief Executive Officer, (iv) describe the registration rights being granted to the undersigned with respect to the shares of Common Stock purchased in the Offering and (v) amend and restate the risk factors set forth in Section 3 of the Agreement.

New Minimum

The minimum number of shares of Common Stock that will be sold in the Offering has been changed from twenty million (20,000,000) shares of Common Stock to ten million (10,000,000) shares of Common Stock.  In connection with this change, the minimum amount of money that will be raised in the Offering has changed from one million dollars ($1,000,000) to five hundred thousand dollars ($500,000).  The purchase price shall remain $0.05 per share of Common Stock.

Description of New Business

The Company intends to focus its efforts on mining and resources, principally silver exploration and production.  On April 26, 2011, the Can-Am Gold Corp. (“Can-Am”) delivered to the Company a quitclaim deed that conveyed to the Company all of Can-Am’s rights, title and interest in 36 unpatented lode mining claims in Yavapai County, Arizona.  The Company expects that in the near future it will purchase additional silver claims, mines, properties and businesses or interests therein.

In connection with its new business direction, the Company changed its name from “EClips Media Technologies, Inc.” to “Silver Horn Mining Ltd.” on April 25, 2011.  The Company’s common stock began trading under a new symbol, “SILV”, on the OTC Bulletin Board on April 27, 2011.  Until such date, its common stock traded under the symbol “EEMT”.  The quitclaim, the Company’s name change and new symbol are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2011, a copy of which is incorporated by reference herein.

New Chairman and Chief Executive Officer

On May 2, 2011 the Company’s Board of Directors appointed Daniel Bleak as Chairman and Chief Executive Officer.  Mr. Bleak has over 30 years of experience in mineral exploration and development and has managed a broad range of exploration projects throughout North America, has discovered several producing mineral deposits, and developed decorative rock and industrial materials businesses in the southwestern U.S.  Mr. Bleak has served on the board of directors and as an officer of a number of mining, mineral exploration, and real estate companies.  He has served as a director of American Energy Fields, Inc. (AEFI.OB) since November 2010, as a director of Southwest Exploration, Inc. since 2009, as President and director of Pinal Realty Investments, Inc. since 2006, as President and a director of NPX Metals, Inc., a resource acquisition company, since 2006, as President and sole director of Can-Am since 2009 and as President and director of Black Mountain Mining Company since 2000.  Glenn Kesner, the Company’s former Chairman, Chief Executive Officer, President and Principal Accounting Officer, resigned from all of his positions with the Company effective upon Mr. Bleak’s appointment except that that he will remain an officer and director of RZ Acquisition Group, the Company’s wholly owned subsidiary.  Mr. Bleak’s appointment is described in the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2011, a copy of which is incorporated by reference herein.

Registration Rights.   Subscribers are being granted certain registration rights with respect to the shares of Common Stock purchased in the Offering.  Therefore, Section 7 of the Agreement shall be deleted in its entirety and replaced with the following:

7.           REGISTRATION RIGHTS

(a) The Company hereby agrees with the Subscriber that:

(i) The Company shall file or cause to be filed, no later than sixty (60) days after the Final Closing Date (the “Filing Deadline”), a registration statement under the Securities Act (a “Registration Statement”) in order to register 50% of the shares of Common Stock purchased by the Subscriber, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing (the “Registrable Securities”) for resale and distribution under the Securities Act, and use its best efforts to cause the Registration Statement to be declared effective not later than one hundred and twenty (120) days after the Final Closing Date (the “Effective Date”).

(ii) The Company shall cause such Registration Statement to remain effective until such time as all Registrable Securities have been sold or are otherwise freely tradable without registration under the Securities Act (the “Expiration Date”). If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, or is not effective with the SEC prior to the Effective Date, the Company will make payments to the Subscriber, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the Aggregate Purchase Price paid to the Company under this Agreement for each thirty (30)-day period or pro rata for any portion thereof following the Filing Deadline or Effective Date, as applicable, for which no Registration Statement is filed with respect to the Registrable Securities; provided that in no event shall the aggregate liquidated damages paid pursuant to this Section 6(a)(ii) exceed 5.0% of the aggregate Purchase Price paid to the Company under this Agreement. Such payments shall constitute the Subscriber’s exclusive monetary remedy for such events, but shall not affect the right of the Subscriber to seek injunctive relief. Such payments shall be made to the Subscriber in cash or shares of Common Stock no later than five (5) business days after the end of each thirty (30)-day period, at the Company’s option. Any such additional shares shall be included in the Registration Statement.

(b) In connection with the foregoing, the Company will:

(i) Prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective.

(ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Registrable Securities whenever the Subscriber of such securities shall desire to sell the same.

(iii) Furnish to the Subscriber such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as the Subscriber may reasonably request in order to facilitate the sale of the Registrable Securities owned by the Subscriber.

(iv) Register or qualify the Registrable Securities under applicable blue sky laws, and do such other reasonable acts and things as may be required in jurisdictions to which such blue sky laws apply; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.

(v) Furnish at the request of the Subscriber, on the date that the Registration Statement with respect to the Registrable Securities becomes effective, an opinion, dated as of such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the Subscriber stating that such Registration Statement has become effective under the Securities Act and that, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

(vi) Use reasonable best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Subscriber of the issuance of such order and the resolution thereof.

(vii) Furnish to the Subscriber, two trading days after the date that any Registration Statement becomes effective or after a stop order has been lifted, a letter, dated such date, of outside counsel representing the Company, addressed to the Subscriber, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order.

(viii) Provide to the Subscriber and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Subscriber may reasonably request in order to fulfill any due diligence obligation on its part; provided that in the case of this clause (viii), the Company shall not be required to provide, and shall not provide, the Subscriber with material, non-public information unless the Subscriber agrees to receive such information and enters into an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.

(c) All of the expenses incurred in complying with the foregoing, including, without limitation, all registration and filing fees (including all expenses incident to filing with the FINRA), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, but excluding brokerage or underwriting fees or commissions, shall be paid by the Company.

(d) The Company shall furnish to the Subscriber, not less than three (3) days prior to the filing of a Registration Statement or any related prospectus or amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), copies of all such documents proposed to be filed, which documents will be subject to the review of the Subscriber. The Company shall reflect in each such document when so filed with the SEC such comments relating to the Subscriber and its plan of distribution of the Registrable Securities as the Subscriber may reasonable propose.

(e) (i) Each document filed or to be filed with the SEC pursuant to the Exchange Act and incorporated by reference in any Registration Statement complied or will comply when so filed in all material respects with the Exchange Act, (ii) each part of each Registration Statement, when such part shall become effective, will not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) each Registration Statement and prospectus, as may be amended or supplemented, will comply in all material respects with the Securities Act, and (v) each prospectus, as may be amended or supplemented, will not, at the time of each sale of the Registrable Securities by the Subscriber, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph will not apply to statements or omissions in any Registration Statement or prospectus based upon information relating to the Subscriber furnished to the Company in writing by the Subscriber expressly for use therein.

Risk Factors.  In connection with the new business and the appointment of a new Chairman and Chief Executive Officer, Section 3 of the Agreement is deleted in its entirety and replaced with the following:

3.           RISKS RELATING TO THE ORGANIZATION AND COMMON STOCK OF THE COMPANY

The Company is an exploration stage company and has only recently commenced exploration activities on its claims.  It expects to incur operating losses for the foreseeable future.

The Company’s evaluation of Yavapai County, Arizona mining claim up to this point is primarily a result of historical exploration data.    Although it has made field observations, the Company has not yet commenced an exploration program.   Accordingly, it is not yet in a position to evaluate the likelihood that its business will be successful.  It has not earned any revenues as of the date of this report. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that it plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of its exploration stage, the Company anticipates that it will incur increased operating expenses without realizing any revenues. It expects to incur significant losses into the foreseeable future. It recognizes that if it is unable to generate significant revenues from development and production of minerals from the claims, it will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and it is doubtful that it will generate any operating revenues or ever achieve profitable operations. If the Company is unsuccessful in addressing these risks, its business will most likely fail.

Because the Company has not surveyed the Yavapai County, Arizona mining claim, it may discover mineralization on the claim that is not within its claim boundaries.

While the Company has conducted mineral claim title searches, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If the Company discovers mineralization that is close to the claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case the Company would not have the right to extract those minerals.

Silver mining involves significant production and operational risks.

Silver mining involves significant production and operational risks, including those related to uncertain mineral exploration success, unexpected geological or mining conditions, the difficulty of development of new deposits, unfavorable climate conditions, equipment or service failures, current unavailability of or delays in installing and commissioning plants and equipment, import or customs delays and other general operating risks.  Commencement of mining can reveal mineralization or geologic formations, including higher than expected content of other minerals that can be difficult to separate from silver, which can result in unexpectedly low recovery rates.

Problems may also arise due to the quality or failure of locally obtained equipment or interruptions to services (such as power, water, fuel or transport or processing capacity) or technical support, which could result in the failure to achieve expected target dates for exploration, or could cause production activities to require greater capital expenditure to achieve expected recoveries.

Many of these production and operational risks are beyond the Company’s control. Delays in commencing successful mining activities, disruptions in production and low recovery rates could have adverse effects on results of operations, cash flows and financial condition.

Mineral exploration and development inherently involves significant and irreducible financial risks. The Company may suffer from the failure to find and develop profitable mines.

The exploration for and development of mineral deposits involves significant financial risks that even a combination of careful evaluation, experience and knowledge cannot eliminate. Unprofitable efforts may result from the failure to discover mineral deposits. Even if mineral deposits are found, those deposits may be insufficient in quantity and quality to return a profit from production, or it may take a number of years until production is possible, during which time the economic viability of the project may change. Few properties which are explored are ultimately developed into producing mines.

Substantial expenditures are required to establish ore reserves, to extract metals from ores and to construct mining and processing facilities. The economic feasibility of any development project is based upon, among other things, volatile metals prices, estimates of the size and grade of ore reserves, proximity to infrastructures and other resources such as water and power, metallurgical recoveries, production rates and capital and operating costs. Development projects also are subject to the completion of favorable feasibility studies, issuance and maintenance of necessary permits and receipt of adequate financing.

The commercial viability of a mineral deposit, once developed, depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; government regulations including taxes, royalties and land tenure; land use; importing and exporting of minerals; environmental protection; and mineral prices. Factors that affect adequacy of infrastructure include: reliability of roads, bridges, power sources and water supply; unusual or infrequent weather phenomena; sabotage; and government or other interference in the maintenance or provision of such infrastructure. All of these factors are highly cyclical. The exact effect of these factors cannot be accurately predicted, but the combination may result in not receiving an adequate return on invested capital.

 The Company is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

The Company is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) and furnishing audited reports to stockholders will cause its expenses to be higher than they would have been if the Company were privately held.

If the Company fails to maintain an effective system of internal control, it may not be able to report its financial results accurately or to prevent fraud. Any inability to report and file its financial results accurately and timely could harm its reputation and adversely impact the trading price of the Common Stock.

It may be time consuming, difficult and costly for the Company to implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. It may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. Effective internal control is necessary for the Company to provide reliable financial reports and prevent fraud. If it cannot provide reliable financial reports or prevent fraud, the Company may not be able to manage its business as effectively as it would if an effective control environment existed, and its business and reputation with investors may be harmed.

Public company compliance may make it more difficult for the Company to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. These new rules and regulations may increase the Company’s compliance costs and to make certain activities more time consuming and costly. These new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve on its Board of Directors or as executive officers.

The price of the Common Stock may be volatile.

The market price of the Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the control of the Company, including the following:

•	ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Common Stock;

•	sales of the Common Stock;

•	The Company’s ability to execute its business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	economic and other external factors; and

•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Common Stock.

The Company has not paid dividends in the past and may not pay dividends in the future. Any return on investment may be limited to the value of the Common Stock.

The Company has never paid cash dividends on the Common Stock and does not anticipate doing so in the foreseeable future. The payment of dividends on the Common Stock will depend on earnings, financial condition and other business and economic factors affecting the Company at such time as the Board of Directors may consider relevant. If the Company does not pay dividends, the Common Stock may be less valuable because a return on the Subscriber’s investment will only occur if the Common Stock price appreciates.

There is currently no liquid trading market for the Common Stock and the Company cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for the Common Stock. The Company cannot predict how liquid the market for the Common Stock might become. As soon as is practicable, the Company anticipates applying for listing of the Common Stock on either the NYSE Amex Equities, The Nasdaq OMX or other national securities exchange, assuming that it can satisfy the initial listing standards for such exchange. It currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards or that the Common Stock will be accepted for listing on any such exchange. Should it fail to satisfy the initial listing standards of such exchanges, or the Common Stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board, is suspended from the OTC Bulletin Board, or trades on the Pink Sheets, the trading price of the Common Stock could suffer and the trading market for the Common Stock may be less liquid and the Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board or the Pink Sheets, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (3) to obtain needed capital.

The Common Stock may be deemed a “penny stock,” which would make it more difficult for investors to sell their shares.

The Common Stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq OMX or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for its securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of its securities.

 Offers or availability for sale of a substantial number of shares of the Common Stock may cause the price of the Common Stock to decline.

If the Company’s stockholders sell substantial amounts of the Common Stock in the public market, including shares issued in this Offering upon the effectiveness of the Registration Statement (as defined below), or upon the expiration of any statutory holding period under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate.

The Company may apply the proceeds of the Offering to uses that ultimately do not improve its operating results or increase the price of its common stock.

The Company intends to use the net proceeds from the Offering for general corporate purposes including acquisitions, growth initiatives and capital expenditures.  Prior to April 2011, and for the past approximately twelve (12) months, the Company was principally engaged in the business of entertainment, internet and media with its acquisitions of Superdraft and Rootzoo, which businesses are presently inactive, discontinued or have been disposed of.  Operating under the name EClips Media Technologies, Inc. until April 25, 2011 (previously EClips Energy Technologies, Inc.), when the effectiveness of the change of name to the present company name takes effect, the Company has failed to generate any significant results of operations or business activities.  The Company intends to utilize the proceeds from the Offering to change its business and pursue resource related acquisitions, initially involving silver exploration and development, and dispose of or suspend its historical businesses. The Company and its management have no experience in resources, mining or the operation of such businesses, and anticipate adding additional experienced management from its acquisitions to assist the Company and in pursuing its new line of activity.  However, the Company does not have more specific plans for the net proceeds from the Offering.  Moreover, its management has broad discretion in how it actually uses these proceeds.  These proceeds could be applied in ways that do not ultimately improve its operating results or otherwise increase the value of the Common Stock.  Additional information about the Company’s prior activities can be found at http://sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001058307&owner=exclude&count=40 for Eclips Media Technologies, Inc. and predecessors, including additional risk factors related to the Company:  www.sec.gov.

One stockholder beneficially owns 100% of the outstanding shares of the Company’s Series A Convertible Preferred Stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to the Company’s stockholders.

 One of the Company’s stockholders beneficially owns 100% of the outstanding shares of Series A Convertible Preferred Stock of the Company. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of the Company’s board of directors and most of its corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in the Company’s control, even if these actions would benefit the Company’s stockholders and the Company. This control could adversely affect the voting and other rights of the Company’s other stockholders and could depress the market price of the Common Stock.

Investor Relations and Shareholder Awareness Campaigns and activities, nominal “float” and supply and demand factors that may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company.  The Company will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information.  The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

 The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the common stock sold in the Offering is registered and until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks  of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Each recipient of this Supplement MUST complete, sign and return the attached Acknowledgment and Reconfirmation by either email to Daniel Bleak at azrocks57@yahoo.com or by facsimile at (480) 288-6532 “Attention: Daniel Bleak” PRIOR TO 5:00 PM, EASTERN TIME, ON MAY 23, 2011 and elect to either:

(A)	agree to the revised terms described herein and reconfirm subscription for the shares of Common Stock; or

(B)	not agree to the revised terms and request to rescind participation in the Offering and receive a return of funds, without interest.

If you should have any questions, please contact either Daniel Bleak at (480) 288-6566.

EMAIL TO:  azrocks57@yahoo.com
OR
FAX TO:  Daniel Bleak at (480) 288-6532

To:  All Recipients of Supplement No. 1 to Subscription Agreement

Each recipient of Supplement No. 1 to the Subscription Agreement (the “Agreement”) has purchased shares of common stock, par value $0.0001 per share (the “Common Stock”) of Silver Horn Mining Ltd. (the “Company”) under the Agreement, and must complete and sign the Acknowledgment and Reconfirmation below.

ACKNOWLEDGMENT AND RECONFIRMATION

The undersigned has reviewed (i) the Agreement and (ii) Supplement No. 1 to the Agreement (the “Supplement”), including the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011 and May 3, 2011, which are incorporated by reference in the Supplement.  By initialing in the space provided below, the undersigned:

A.           _____ reconfirms its subscription for shares of Common Stock under the revised terms set forth in Supplement No. 1, and agrees to execute the Agreement and related documents in connection with the Offering.

B.      _____  elects to no longer participate in the Offering.  Please return my subscription as promptly as possible (without interest).   I understand that I will have no right to claim that I was entitled to the purchase the Common Stock in the Offering.

FOR INDIVIDUAL SUBSCRIBERS	FOR CORPORATE, PARTNERSHIP, LLC OR TRUST SUBSCRIBERS

Name of Subscriber [Please Print]	Name of Subscriber [Please Print]

By:
Signature		Signature

Name of Joint Subscriber, if any [Please Print]		Name of Title of Authorized Signatory [Please Print]

Signature

Date: _______________________________________